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                                                                    EXHIBIT 99.1





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Protection One, Inc. Employee Stock Purchase Plan on Form S-8 (No. 33-97542) of our report dated November 26, 1997, on our audits of the financial statements of Protection One, Inc. Employee Stock Purchase Plan for the years ended September 30, 1996 and 1997, which report is included in the Annual Report of Form 11-K.




Coopers & Lybrand L.L.P.
Portland, Oregon
December 29, 1997



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